SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check  the  appropriate  box:

     [X]  Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
     [ ]  Definitive Information Statement


                         21ST CENTURY TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

     [X]  None Required.
     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and
          0-11.

          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:
     [ ]  Fee paid previously with preliminary materials.
     [ ]  Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
          1)   Amount previously paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                         21ST CENTURY TECHNOLOGIES, INC.
                          5707 CORSA AVENUE, SUITE 103
                       WESTLAKE VILLAGE, CALIFORNIA 91362

                               ------------------

                       WRITTEN CONSENT IN LIEU OF MEETING
                                 OF STOCKHOLDERS

                           EFFECTIVE FEBRUARY 20, 2003

     NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding voting interests approving the following:

     1. Authorizing a 100:1 reverse split of the issued and outstanding shares of our common stock; requiring each stockholder to tender certificates representing shares of our common stock to us for exchange; and approving amendments to our Articles of Incorporation increasing our authorized capital stock to 300,000,000 shares of common stock, $.001 par value per share, and 50,000,000 shares of preferred stock, $.001 par value per share, on a post split basis.

     2. Adopting the 2002 Directors, Officers, and Consultants Stock Option, Stock Warrant and Stock Award Plan.

                               ------------------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               ------------------

     As of the close of business on January 27, 2003, the record date for shares entitled to notice of and to sign written consents in connection with the foregoing actions, there were 139,611,972 shares of our common stock outstanding. Each share of our common stock is entitled to one vote in connection with the foregoing actions. In addition, as of the close of business on January 27, 2003 there was outstanding a $200,000 convertible loan which provides the lender with 600,000,000 votes in connection with the foregoing actions. Simultaneously with the mailing of this Information Statement we have received the written consent of the holders of at least a majority of the voting interests entitled to vote on the foregoing actions. Neither a meeting of our stockholders nor additional written consents are necessary.

     The reverse split provides for the mandatory exchange of certificates representing our pre-split shares for certificates representing our post-split shares. We urge you to follow the instructions set forth in the attached
Information Statement under "How to Exchange Old Certificates for New Certificates" to surrender certificates representing shares of our pre-split common stock.


                                        By Order of the Board of Directors,


                                        Larry B. Bach, Secretary

January 31, 2003

                         21ST CENTURY TECHNOLOGIES, INC.
                          5707 CORSA AVENUE, SUITE 103
                       WESTLAKE VILLAGE, CALIFORNIA 91362

                               ------------------

                           FREQUENTLY ASKED QUESTIONS

     This Information Statement is first being sent to stockholders on or about January 31, 2003. The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our board of directors and a majority of the persons entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information
Statement. As used in these materials, the term "Recapitalization" means the 100:1 reverse split of our outstanding common stock and the amendment to our Articles of Incorporation authorizing 300,000,000 post-split shares of common stock, $.001 par value per share, and 50,000,000 post-split shares of preferred stock, $.001 par value per share.

Q:   WHY AREN'T WE HOLDING A MEETING OF STOCKHOLDERS?

A: The board of directors has already approved the Recapitalization and the other actions covered by this information statement and has received the written consent of at least a majority of the voting interests entitled to vote on such actions. Under Nevada Revised Statutes and our Articles of Incorporation these actions may be approved by the written consent of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:   HOW WILL THE RECAPITALIZATION AFFECT MY OWNERSHIP OF THE COMPANY?

A: You will own the same class of our common stock after the Recapitalization as you did before the Recapitalization. However, your percentage ownership of the Company will be substantially reduced because our outstanding Preferred Warrants, each of which was issued in exchange for one share of our common stock will be redeemed for one share of our post-split common stock. Based on the number of shares of our common stock and Preferred Warrants outstanding on the record date, the Recapitalization will result in a significant reduction of the percentage ownership represented by shares of our common stock and a corresponding percentage increase in the ownership interests represented by our Preferred Warrants. The change in respective ownership interests could result in a change in control of the Company.

Q: HOW WILL THE RECAPITALIZATION AFFECT THE OFFICER, DIRECTORS AND EMPLOYEES OF THE COMPANY?

A: The officers, directors and employees of the Company will continue in the same capacities after the Recapitalization as before the Recapitalization. To the extent that they are owners of common stock or Preferred Warrants, their ownership interest will be affected the same as any other stockholders or warrant holders.

Q: HOW WILL THE RECAPITALIZATION AFFECT THE LENDERS UNDER THE $200,000 CONVERTIBLE PROMISSORY NOTE?

A: The holders of the $200,000 Convertible Promissory Note (the "Note") are entitled to convert the Note into 1,200,000 shares of our Series A Convertible Preferred Stock, each share of which is entitled to 500 votes in any matters on which holders of our common stock are entitled to vote, conversion into 10 shares of our post-split common stock and one share of our Series B Preferred Stock, and other preferences. The Series B Preferred Stock is entitled to 500 votes for each share.

Q:   WHY IS THE RECAPITALIZATION NECESSARY?

A: Prior to the Recapitalization there were outstanding 139,611,972 of our common stock and it was trading in the public markets at less than $.01 per share. The low share price makes it very difficult and uneconomic for small investors to buy or sell shares because the transaction costs are too great for small investments. In addition, the large number of shares that are outstanding continues to exert substantial pressure on the per share price. The reverse split will immediately increase the per share price and reduce the number of shares of our common stock that can be traded in the public markets. In addition, the Recapitalization will result in the issuance of 60,315,173 shares of our common stock to the holders of the Preferred Warrants. These shares are not registered under the Securities Act of 1933 and will not be freely tradable. They will, therefore, represent a large block of non-trading shares outstanding.

Q: HOW WILL THE DIRECTORS, OFFICERS, AND CONSULTANTS STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN BE USED?

A: The Directors, Officers, and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan") will be used for a number of purposes: to attract and retain qualified directors, officers and employees; to compensate consultants for services rendered to us which we could not otherwise afford to obtain; and to provide incentives for the generation of stockholder value. The Plan will be administered by our board of directors, who will determine the recipients, size, and other terms of any awards under the Plan.

Q: HOW DO I EXCHANGE CERTIFICATES REPRESENTING SHARES OF PRE-SPLIT STOCK FOR CERTIFICATES REPRESENTING SHARES OF POST-SPLIT STOCK?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our pre-split shares of common stock. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, we will issue new certificates representing the number of post-split shares to which you are entitled as soon as practical. Please note that there are specific requirements if the certificates representing post-split shares of our common stock are to be issued to a person or set to an address other than the ones reflected on our books and records.

Q:   WHAT  IF  MY  SHARES  OF  PRE-SPLIT  COMMON  STOCK  ARE HELD IN A BROKERAGE
     ACCOUNT?

A: Normally, your broker or its nominee will submit certificates representing shares of pre-split common stock for conversion on your behalf. To ensure that the certificates representing your shares are submitted timely, you should contact your broker and have a certificate representing the shares of pre-split common stock issued in your name and submit it for exchange directly to our transfer agent with the letter of transmittal and instructions.

Q: WHAT HAPPENS IF I DO NOT SURRENDER MY CERTIFICATES OF REPRESENTING PRE-SPLIT SHARES?

A: YOU ARE REQUIRED TO SURRENDER CERTIFICATES REPRESENTING SHARES OF OUR PRE-SPLIT COMMON STOCK. The board of directors has determined that a reasonable time for the exchange of certificates is 80 days after the date of this information statement. Until you receive certificates represent post-split shares of our common stock you are not entitled to receive notice of or vote at stockholder meetings or receive dividends or other distributions on the shares of our post-split common stock. Under the Nevada Revised Statutes, we may seek to enforce the delivery of certificates for exchange through proceedings in court.

Q:   WHAT IF I HAVE LOST MY CERTIFICATES?

A: If you have lost your certificates representing pre-split share of our common stock, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

                    Signature Stock Transfer
                    Attn:  Jason Bogutski
                    2301 Ohio
                    Suite 100
                    Plano, TX 75093
                    Telephone: (972) 612-4120
                    Facsimile: (972) 612-4122

Q:   CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A: No. Under the Nevada Revised Statutes, you are not entitled to appraisal and purchase of your stock as a result of the Recapitalization.

Q:   WHO WILL PAY THE COSTS OF RECAPITALIZATION?

We will pay all of the costs of Recapitalization in Nevada, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Recapitalization. Each stockholder must pay the costs of exchanging their certificates for new certificates.

Q:   WILL I HAVE TO PAY TAXES ON THE NEW CERTIFICATES?

A: We believe that the Recapitalization is not a taxable event and that you will be entitled to the same basis in the post-split shares that you had in the pre-split shares of our common stock. EVERYONE'S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE RECAPITALIZATION.

                                 STOCK OWNERSHIP

     The following table sets forth information as of January 27, 2003, regarding the beneficial ownership of our common stock, Preferred Warrants, and the Note (i) by each person or group known by our management to own more than 5% of the outstanding shares of each such class, (ii) by each director, the chief executive officer and each of the other four executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

     Except as otherwise stated, the mailing address for each person identified below is 5050 East Belknap, Haltom City, Texas 76117.

                                                                     SHARES
                                                                   BENEFICIALLY
            NAME                          CLASS                       OWNED
                                                       Before         %        After         %
                                                  Recapitalization   (1)  Recapitalization  (2)
Fredricks Partners                        Common     12,000,000(3)  5.9%     12,000,000(3)  16.3%
5707 Corsa, Suite 107
Westlake Village, CA 913652

Arland D. Dunn, Chief Executive Officer   Common              -0-     -               -0-      -
    & Director

Larry B. Bach, Secretary & Director       Common         50,000(4)    *            50,000      *

Alvin L. Dahl, Chief Financial Officer    Common      2,495,000(4)  1.8%        2,495,000    4.0%

Fred Rausch, Director                     Common        401,000(4)    *           401,000      *

Kevin Romney, Director                    Common      1,750,000(4)  1.2         1,750,000    2.8%

David Gregor, Director                    Common        600,000(4)    *           600,000      *

All Directors and Officers as a group     Common      5,296,000(4)  3.7%        5,296,000    8.6%
    (6 Persons)

---------------
*    Less than 1%.

(1) Percentage of beneficial ownership is based on 139,611,972 shares of common stock outstanding as of January 27, 2003. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable as of or within 60 days of January 27, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

(2) Percentage of beneficial ownership is based on 61,711,293 shares of common stock outstanding immediately following the Recapitalization. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable as of or within 60 days of the Recapitalization, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

(3) Issuable upon conversion of a $200,000 promissory note and the conversion of the Series A Convertible Preferred Stock.

(4)  Issuable upon exercise of warrants.

                                  APPROVAL OF
                  AMENDMENT TO THE ARTICLES OF INCORPORATION
              DECLARING A 100:1 REVERSE SPLIT OF OUR COMMON STOCK
                                      AND
                        INCREASING THE AUTHORIZED CAPITAL

     The board of directors and a majority of the voting interests entitled to vote have approved an amendment to our Articles of Incorporation replacing
Article  4  in  its  entirety  with  the  following:

     4A. One share of the common stock of the Corporation, par value $.001 per share, shall be issued for each 100 shares of Common Stock, par value $.001 per share, of the Corporation issued and outstanding as of the date hereof. Every holder of shares of common stock, $.001 par value per share, outstanding on the date hereof shall be directed to submit the certificates representing such shares to the Corporation within 60 days after the date hereof for exchange as aforesaid.

     4B. Immediately following the exchange pursuant to Article 4A of these Articles of Incorporation, the aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 350,000,000 of which 300,000,000 are to be shares of common stock, $.001 par value, and 50,000,000 are to be shares of preferred stock, $.001 par value. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided by the Nevada Revised Statutes, these Articles of Incorporation, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     (a)  Common  Shares.

          (i) Except as provided in Articles of Incorporation, or in the powers, designations preferences and relative rights of any preferred stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

          (ii) Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitle in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

        (iii) In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

          (iv) Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     (b)  Preferred  Shares.

          (i) Except as provided in these Articles of Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

               a. the distinctive serial designation and the number of shares constituting such series;

               b. the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

               c. the voting powers, full or limited, if any, of the shares of such series;

               d. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed:

               e. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               f. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

               g. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               h. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

               i. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

          (ii) Each share of each series of preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

     (c) Pre-emptive Rights. No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     (d) Cumulative Voting. No shares of any class or series shall have cumulative voting rights in the election of directors.

     (e) Other Voting Rights. Any and all persons who have been granted an option by the Corporation to purchase or otherwise acquire any series of shares, both common and preferred, or to whom the Corporation has become financially obligated through the issuance of a bond, debenture and/or other financial instrument shall be entitled to voting rights in the same manner as if they were stockholders in the Corporation as may be specified in a resolution of the Board of Directors in accordance with Nevada Revised Statutes 78.197 and 78.200, respectively.

DESCRIPTION OF THE PREFERRED WARRANTS

     On July 5, 2002, we distributed an offer under which our stockholders could elect to exchange shares of our common stock for our Preferred Warrants. As a result of the exchange offer, we have issued a total of 60,315,173 Preferred Warrants and cancelled 60,315,173 shares of our common stock.

     Each Preferred Warrant entitles the holder to purchase one share of our common stock for $.01 and is automatically exercised for the difference, expressed in whole shares of our post-split common stock, between the fair market value of one share of our common stock and $.01 as a result of the Recapitalization. The exchange ratio and exercise price of the Preferred Warrants is not adjusted as a result of the Recapitalization. Based on our estimate of the fair market value of our common stock as of the effective date of the Recapitalization, we believe that approximately 60,315,173 shares of our post-split common stock will be issued upon approval of the Recapitalization as a result of the automatic exercise of the Preferred Warrants.

CHANGE IN CONTROL

     The holders of a $200,000 convertible promissory note (the "Note") will have voting control of the Company both before and after the Recapitalization. The terms of the Note provide that the holders are entitled to 600,000,000 votes in every matter on which the holders of common stock are entitled to vote. Moreover, the holder of the Note may convert the Note into our Series A Convertible Preferred Stock, which has the same voting rights and is convertible into 12,000,000 shares of our post-split common stock (approximately 11.6% of the post-split shares outstanding) and 1,200,000 shares of our Series B Preferred Stock. The Series B Preferred Stock has the same voting rights and may exercise control over the Company.

     The Recapitalization is expected to result in a change in control of the Company because of the dilution of the voting and ownership interest of the existing holders of our common stock. Immediately prior to the Recapitalization, the holders of our Preferred Warrants had the right to acquire 60,315,173 shares, or approximately 30.2% of the shares outstanding, in exchange for the payment of $603,152. The fair market value of our pre-split common stock was below the exercise price of the Preferred Warrant and there was no right to acquire any shares upon relinquishment of the Preferred Warrants. The holders of the outstanding Preferred Warrants will, in the aggregate, acquire 60,315,173, or approximately 97.7% of the 61,711,293 shares outstanding immediately following the Recapitalization. All such shares will be restricted and may not be sold or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act of 1933.

ANTI-TAKEOVER EFFECTS

     The following discussion summarizes the reasons for, and the operation and effects of, certain provisions in our Articles of Incorporation which management has identified as potentially having an anti-takeover effect. It is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to our Articles of Incorporation and bylaws.

     The anti-takeover provisions of our Articles of Incorporation are designed to minimize the possibility of a sudden acquisition of control of the Company which has not been negotiated with and approved by our board of directors. These provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of the Company or a tender offer for all of our capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of the Company in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of the Company in a short time. However, to the extent these provisions successfully discourage the acquisition of control of the Company or tender offers for all or part of its capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interests.

     Concentration of Stock Ownership. Approximately 97.7% of our common stock will be held by the previous holders of our Preferred Warrants. It will be impossible to gain control of the Company without the consent of a significant number of these stockholders. Since the shares acquired by the previous holders of our Preferred Warrants are not freely transferable, they may not be easily acquired in the market.

     Authorized Shares of Common Stock. Our Articles of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock, of which only approximately 61,711,293 will be outstanding after the Recapitalization. An additional 12,000,000 shares of our common stock will be reserved for issuance in accordance with the provisions of the Note. The remaining shares of our common stock could be issued without the prior approval of the stockholders to friendly investors in the event of an attempted acquisition that has not been approved by the board of directors or could be reserved for issuance in connection with a stockholder rights plan or other anti-takeover plan. The existence of a large number of authorized and unissued shares of common stock may discourage any person from making an unsolicited attempt to gain control.

     Authorized Shares of Preferred Stock. Our Articles of Incorporation authorizes the issuance of up to 50,000,000 shares of serial preferred stock, without any action on the part of the stockholders. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock (the Articles of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of our stockholders. If we determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.


                         APPROVAL OF THE 2002 DIRECTORS,
                            OFFICERS, AND CONSULTANTS
                STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN

DESCRIPTION OF THE PLAN

     The Board of Directors of the Company and the owners of a majority of the outstanding voting interests approved the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan"). The purpose of the Plan is to maintain our ability to attract and retain highly qualified and experienced directors, officers and consultants to give such directors, officers and consultants a continued proprietary interest in the success of the Company and its subsidiaries. The following summary is qualified in its entirety by reference to the Plan itself, a copy of which is available to any stockholder by written request to the Company.

     General Provisions of the Plan. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under the Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof. In addition, we expect the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain option and warrants to be granted under the Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options and warrants and preferred stock granted under the Plan will be nonqualified options or warrants which are not intended to qualify as ISOs ("Nonqualified Options"). Employees, consultants and directors who participate or become eligible to participate in the Plan from time to time are referred to collectively herein as "Participants". As used in the Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

     Administration of the Plan. The Plan will be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is sometimes refereed to as the "Committee". If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director will serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

     Awards under the Plan. The Committee will have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive warrants, options, restricted common or convertible preferred stock, or unrestricted common or convertible preferred stock under the Plan, (ii) to determine the number of shares of common stock to be covered by such grant or such options or warrants and the terms thereof,
(iii) to determine the type of common stock granted: restricted common or convertible preferred stock, unrestricted common or convertible preferred stock or a combination of restricted and unrestricted common or convertible preferred stock, and (iv) to determine the type of option or warrant granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options. The Committee shall thereupon grant options or warrants in accordance with such determinations as evidenced by a written option or warrant agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option or warrant agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     Purchase Price Under Options and Warrants. The purchase price of each of common stock subject to each option or warrant granted pursuant to the Plan shall be determined by the Committee at the time the option or warrant is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of common stock on the date the option or warrant is granted, as determined by the Committee. In the case of an ISO granted to a person that is the beneficial owner of more than 10% of our common stock, the option or warrant price shall not be less than 110% of the fair market value of a share of common stock on the date the option or warrant is granted. The purchase price of each share of common stock subject to a Nonqualified Option or Warrant under the Plan shall be determined by the Committee prior to granting the option or warrant. The Committee shall set the purchase price for each share subject to a Nonqualified Option or Warrant at either the fair market value of each share on the date the option or warrant is granted, or at such other price as the Committee in its sole discretion shall determine.

     Restricted Stock. Awards of restricted stock may be in addition to or in lieu of option or warrant grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option or warrant price pursuant to any option or warrant granted under the Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee,
(iii) the recipient retires after attaining both 59 yeas of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the
Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 years of age and five years of continuous service with the Company and/or subsidiary or division, or to the extent provided in the agreement a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company.

     Bonuses and Past Salaries and Fees Payable in Unrestricted Stock. In lieu of cash bonuses, salaries and fees otherwise payable by the Company or applicable division or subsidiary, employees and consultants eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses, salaries and fees shall be payable in unrestricted common stock or partly in unrestricted common stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted common stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted common stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of common stock on the date the bonus is payable, with fair market value determined as of such date.

     Grant of Convertible Preferred Stock. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive restricted preferred stock, or unrestricted preferred stock under the Plan, and (ii) to determine the number of shares of common stock to be issued upon conversion of such shares of preferred stock and the terms thereof.

     Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option, warrant or preferred stock theretofore granted.

EXECUTIVE  COMPENSATION

     The following table sets forth information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2002 (collectively, the "Named Executive Officers").

                                              ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                        ----------------------------------------------------------------
                                                                               AWARDS           PAYOUTS
                                                                       ---------------------------------
                                                              OTHER
                                                              ANNUAL                SECURITIES
                                                             COMPEN-   RESTRICTED   UNDERLYING
                                                              SATION      STOCK      OPTIONS/     LTIP
                                FISCAL               BONUS     ($)       AWARDS        SARS      PAYOUT
NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)    ($)      (1)         ($)          (#)        ($)
------------------------------  ------  -----------  ------  --------  -----------  -----------  -------

Arland D. Dunn                    2002  $   100,000     -0-      -0-           -0-          -0-      -0-
Chief Executive Officer           2001          -0-     -0-      -0-           -0-          -0-      -0-
Director                          2000          -0-     -0-      -0-           -0-          -0-      -0-

Ken Wilson                        2002  $    30,000     -0-      -0-           -0-          -0-      -0-
Former Chief Executive Officer    2001      120,000     -0-      -0-           -0-          -0-      -0-
                                  2000      120,000     -0-      -0-           -0-          -0-      -0-

---------------

(1) Certain of the Company's executive officers receive personal benefits in addition to salary; however, the Company has concluded that the aggregate amount of such personal benefits does not exceed the lesser of $50,000 or 10% of annual salary and bonus for any Named Executive Officer.

     None of the Named Executive Officers received, exercised or had outstanding at December 31, 2002, options or stock appreciation rights granted by us; there were no employment agreements between us and any of the Named Executive Officers; and there were no pension, retirement or other compensations plans in which any of the Named Executive Officers were participants.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based solely on a review of the copies of such forms furnished to the Company, the Company believes that, during the fiscal year ended December 31, 2002, all of its directors and executive officers timely filed all reports required by Section 16(a) of the Securities Exchange Act.